Exhibit 99.1
News Announcement                                                                                                          For Immediate Release

NEXSTAR BROADCASTING FOURTH QUARTER NET
REVENUE RISES 39.6% TO A RECORD $192.8 MILLION

- Net Revenue Growth Drives Record 4Q Operating Income of $68.9 Million,
Broadcast Cash Flow of $94.5 Million, Adjusted EBITDA of $85.6 Million,
and Free Cash Flow of $65.2 Million -

- Full Year 2014 Free Cash Flow Rises 88.1% to $159.7 Million while Combined
Full Year 2014 and 2013 Free Cash Flow Reaches $244.7 Million;
Year-end 2014 Basic Weighted Outstanding Shares of 30.8 Million -

IRVING, Texas – February 26, 2015 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) ("Nexstar" or "the Company") today reported record financial results for the fourth quarter and twelve months ended December 31, 2014 as summarized below.

Summary 2014 Fourth Quarter Highlights

($ in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	Change	2014	2013	Change
Local Revenue	$77,219	$75,106	+2.81%	$279,150	$265,376	+5.19%
National Revenue	$31,094	$32,827	(5.28)%	$109,930	$113,423	(3.08)%
Core Revenue	$108,313	$107,933	+0.35%	$389,080	$378,799	+2.71%

Political Revenue	$35,366	$1,537	+2200.98%	$64,294	$5,152	+1147.94%
Retransmission Fee Revenue	$44,134	$26,815	+64.59%	$154,963	$101,119	+53.25%
Digital Media Revenue	$14,231	$6,623	+114.87%	$46,692	$30,846	+51.37%
Other	$1,232	$1,070	+15.14%	$4,514	$4,280	+5.47%
Trade and Barter	$8,756	$8,347	+4.90%	$31,214	$31,529	(1.00)%
Total Gross Revenue	$212,032	$152,325	+39.20%	$690,757	$551,725	+25.20%
Agency Commission	$19,228	$14,203	+35.38%	$59,446	$49,395	+20.35%
Net Revenue	$192,804	$138,122	+39.59%	$631,311	$502,330	+25.68%

Gross Revenue Excluding Political	$176,666	$150,788	+17.16%	$626,463	$546,573	+14.62%

Income from Operations	$68,899	$32,078	+114.79%	$173,237	$103,241	+67.80%

Broadcast Cash Flow(1)	$94,500	$55,311	+70.85%	$269,908	$193,008	+39.84%
Broadcast Cash Flow Margin(2)	49.01%	40.05%		42.75%	38.42%

Adjusted EBITDA(1)	$85,611	$49,266	+73.77%	$234,734	$166,669	+40.84%
Adjusted EBITDA Margin(2)	44.40%	35.67%		37.18%	33.18%

Free Cash Flow(1)	$65,231	$30,199	+116.00%	$159,734	$84,921	+88.10%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, "The 39.6% rise in fourth quarter net revenue concluded what was already a record year financially for Nexstar.  Fourth quarter BCF, Adjusted EBITDA and free cash flow increases of 70.9%, 73.8% and 116.0%, respectively, reflect margin growth related to the significant operating leverage in our model as well as the value of our initiatives to maximize  the political advertising opportunity, manage costs and actively expand our scale through strategic, accretive acquisitions. These factors, coupled with recently completed value-building transactions which added 27 stations as well as a leading digital media advertising and programmatic technology provider, have positioned Nexstar for continued near- and long-term growth.  We expect 2015 to be the Company's fourth consecutive year of record free cash flow as our platform expansion and revenue diversification efforts have eliminated the cyclicality associated with political advertising.

"During the fourth quarter, we successfully managed inventory to maximize our share of election spending in our markets. Fourth quarter television ad revenue inclusive of political advertising grew 31.2% as Nexstar's spot inventory management initiatives resulted in a 23-fold year-over-year increase in political revenue and flat core local and national spot revenue.  Reflecting our expanded platform and presence in states with high levels of political spending activity, 2014 fourth quarter political revenue rose by 29% over comparable 2012 fourth quarter levels.  Notably, excluding political, gross revenue in the fourth quarter grew over 17% from the same period in 2013, reflecting Nexstar's further success in leveraging the value of our television broadcasting operating model and content creation capabilities into a diversified platform with multiple high margin revenue streams.

"Nexstar's strong fourth quarter television ad revenue growth was complemented by a 64.6% rise in retransmission fee revenue and a 114.9% increase in digital media revenue which benefited from organic growth as well as our mid-year accretive acquisitions of a leading digital publishing and agency services platform and the provider of cloud-based CMS, engagement and monetization solutions.  Nexstar's annual retransmission revenue growth of 53.3% reflects both the 2013 contract renewals with our distribution partners and escalators.  We expect our long-term distribution revenue growth trend to continue as in late 2014 additional contract renewals representing about 40% of the Company's MVPD subscribers were completed and another 30% of our subscribers will be renewed in 2015.  Fourth quarter 2014 net revenue rose 66% over the same period in 2012, the last Presidential election year, while free cash flow, our most important financial performance metric, was up over 127% over the same period which clearly illustrates the value creation related to our revenue diversification and platform building strategies.

"Recently closed accretive acquisitions will build upon the leverage in our operating model throughout 2015 and beyond. Specifically, during the fourth quarter we completed the acquisition of seven stations in four markets from Grant Company and early in 2015 we closed the largest acquisition in the Company's history, adding the net operations of 18 stations in nine markets from Communications Corporation of America. This was followed by the completion of a single station transaction in Phoenix and completion of a single station transaction in Las Vegas thereby bringing our TV station portfolio to 107 stations under ownership or management, serving 58 separate DMAs and reaching approximately 17% of all U.S. television households.  These transactions further diversify our operating base, create new duopoly markets, are financially accretive and, in the case of the Marshall Broadcasting Group, Inc. ("Marshall") transaction, fulfill Nexstar's commitment to catalyze and support broadcast station ownership by minority-owned companies, which is also a key FCC initiative.

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

"We are pleased with the integration of the 27 recently acquired stations and are realizing the anticipated synergies and efficiencies we forecasted at the time the transactions were announced.  Earlier this month we further broadened and diversified Nexstar's digital video advertising offerings with highly-targeted optimization tools and programmatic capabilities through the acquisition of Yashi, Inc.  Yashi's targeting and programmatic technology, combined with our existing digital offerings, further expands the innovative multi-platform marketing solutions that Nexstar offers to local and national advertisers, agencies and digital publishers while maximizing our multi-screen revenue opportunities. And by adhering to our established acquisition and integration criteria, we acquired a profitable, fast-growing online video advertising business at an attractive pro-forma Adjusted EBITDA multiple.

"With our focus on growing free cash flow, we remain disciplined in managing costs and driving BCF and Adjusted EBITDA margins.  The rise in fourth quarter station direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the higher local and political revenues, and the operation of acquired stations and digital assets also contributed to the year-over-year increase in corporate expense.  Our significant revenue growth combined with ongoing expense management resulted in fourth quarter BCF and Adjusted EBITDA margins improving substantially to 49.0% and 44.4%, respectively.  Impressively, full year free cash flow rose 88.1% to $159.7 million while combined full year 2014 and 2013 free cash flow totaled $244.7 million.

"The combination of our operating successes and accretive station transactions has positioned Nexstar to return capital to shareholders through cash dividends while reducing leverage throughout 2015. Tomorrow, we will pay the first quarterly cash dividend of $0.19 per share of our Class A common stock following the Board's authorization last month to increase the quarterly cash dividend by 26.7 percent.  Importantly, we believe the total annual capital allocation for dividends of approximately $23.7 million relative to our projected free cash flow continues to afford the Company the liquidity and financial flexibility to further expand our marketing solutions platform through additional accretive station and digital media acquisitions, while reducing leverage and pursuing other initiatives that enhance long-term shareholder value.

"Looking forward, we project that with the addition of the 27 new stations and Yashi, Nexstar will generate pro-forma free cash flow of approximately $450 million during the 2015/2016 cycle, or average pro-forma free cash flow of approximately $7.25 per share per year as we ended 2014 with 30.8 million basic outstanding shares.  Furthermore, with the free cash flow generated from this base of operations, we expect Nexstar's net leverage, absent additional strategic activity, to be in the mid 4x range at the end of 2015 and to decline to the low 3x range by the end of 2016."

The consolidated total debt of Nexstar, its wholly owned subsidiaries, Mission Broadcasting Inc. ("Mission") and Marshall at December 31, 2014, was $1,236.1 million and senior secured debt was $710.5 million.  The Company's total net leverage ratio at December 31, 2014 was 4.40x compared to a total permitted leverage covenant of 6.75x.  The Company's first lien net leverage ratio at December 31, 2014 was 2.41x compared to the covenant maximum of 4.00x.

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

The table below summarizes the Company's debt obligations:

($ in millions)	12/31/2014	12/31/2013
Revolving Credit Facility	$5.5	$-
First Lien Term Loans	$705.0	$545.4
6.875% Senior Unsecured Notes	$525.6	$525.7
Total Debt	$1,236.1	$1,071.1

Cash on Hand	$131.9	$40.0

Notes Offering
On January 29, 2015, Nexstar Broadcasting Group, Inc.'s wholly-owned subsidiary, Nexstar Broadcasting, Inc. ("Nexstar Broadcasting"), completed the sale and issuance of $275.0 million aggregate principal amount of 6.125% senior notes due 2022.  The Notes were priced at par and are senior unsecured obligations of Nexstar Broadcasting and are guaranteed by the Company and Mission and certain of Nexstar Broadcasting's and Mission's future restricted subsidiaries on a senior unsecured basis.

Nexstar Broadcasting used the net proceeds from the offering to fund the acquisition of two television stations in two markets from Landmark Television, LLC and Landmark Media Enterprises, LLC, Meredith Corporation and SagamoreHill of Phoenix, LLC, and the digital company Yashi, Inc., and to pay related fees and expenses.

Dividends
On January 30, 2015 the Board of Directors approved a 26.7 percent increase in the quarterly cash dividend to $0.19 per share of its Class A common stock beginning with the dividend declared for the first quarter of 2015.  The dividend is payable on Friday, February 27, 2015, to shareholders of record on Friday, February 13, 2015.

Fourth Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-2308, conference ID 9877322 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar's web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash compensation expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 107 television stations and related digital multicast signals reaching 58 markets or approximately 17.0% of all U.S. television households. Nexstar's portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, Estrella, This TV, Weather Nation Utah, Movies!, News Weather, RTV and LATV. Nexstar's community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net revenue	$192,804	$138,122	$631,311	$502,330

Operating expenses:
Corporate expenses	8,889	6,045	35,174	26,339
Station direct operating expenses, net of trade, depreciation and amortization	48,996	37,251	178,817	139,807
Station selling, general, and administrative expenses, net of depreciation and amortization	37,517	34,271	139,581	124,594
Loss on asset disposal, net	499	1,245	638	1,280
Trade and barter expense	8,874	8,129	31,333	30,730
Amortization of broadcast rights, excluding barter	2,730	3,068	11,634	12,613
Amortization of intangible assets	7,153	7,248	25,850	30,148
Depreciation	9,247	8,787	35,047	33,578
Total operating expenses	123,905	106,044	458,074	399,089
Income from operations	68,899	32,078	173,237	103,241

Interest expense, net	(15,920)	(15,891)	(61,959)	(66,243)
Loss on extinguishment of debt	-	(33,676)	(71)	(34,724)
Other expenses	(129)	(1,207)	(556)	(1,459)
Income (loss) before income tax expense	52,850	(18,696)	110,651	815
Income tax (expense) benefit	(22,001)	6,244	(46,101)	(2,600)
Net income (loss)	$30,849	$(12,452)	$64,550	$(1,785)

Basic net income (loss) per common share	$1.00	$(0.41)	$2.10	$(0.06)
Basic weighted average number of common shares outstanding	30,962	30,465	30,774	29,897

Diluted net income (loss) per common share	$0.96	$(0.41)	$2.02	$(0.06)
Diluted weighted average number of common shares outstanding	32,102	30,465	32,003	29,897

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Nexstar Broadcasting Group Q4 2014 Results, 2/26/15

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
 (in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Broadcast Cash Flow and EBITDA:	2014	2013	2014	2013

Income from operations:	$68,899	$32,078	$173,237	$103,241
Add:
Depreciation	9,247	8,787	35,047	33,578
Amortization of intangible assets	7,153	7,248	25,850	30,148
Amortization of broadcast rights, excluding barter	2,730	3,068	11,634	12,613
Loss on asset disposal, net	499	1,245	638	1,280
Corporate expenses	8,889	6,045	35,174	26,339
Non-cash representation contract termination fee	-	-	353	-

Less:
Payments for broadcast rights	2,917	3,160	12,025	14,191

Broadcast cash flow	94,500	55,311	269,908	193,008
Margin %	49.01%	40.05%	42.75%	38.42%
Less:
Corporate expenses	8,889	6,045	35,174	26,339

Adjusted EBITDA	$85,611	$49,266	$234,734	$166,669
Margin %	44.40%	35.67%	37.18%	33.18%

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Free Cash Flow:	2014	2013	2014	2013

Income from operations	$68,899	$32,078	$173,237	$103,241

Add:
Depreciation	9,247	8,787	35,047	33,578
Amortization of intangible assets	7,153	7,248	25,850	30,148
Amortization of broadcast rights, excluding barter	2,730	3,068	11,634	12,613
Loss on asset disposal, net	499	1,245	638	1,280
Non-cash compensation expense	2,114	500	7,598	2,080
Non-cash representation contract termination fee	-	-	353	-

Less:
Payments for broadcast rights	2,917	3,160	12,025	14,191
Cash interest expense	15,161	15,194	59,167	62,963
Capital expenditures	6,478	4,387	20,300	18,736
Cash income taxes, net of refunds	855	(14)	3,131	2,129

Free cash flow	$65,231	$30,199	$159,734	$84,921

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